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                                  EXHIBIT 17.1

                                FUTURELINK CORP.









                                             November 15, 1999



Board of Directors
FutureLink Corp.
6 Morgan, Suite 100
Irvine, CA 92618

Gentlemen:

                  I hereby resign my position as a member of the Board of Directors of FutureLink Distribution Corp. effective as of the above date.

                                             Sincerely,

                                             [signed: Robert J. Kubbernus]


                                             Robert J. Kubbernus